Exhibit 99.1

NEWS RELEASE

Media Contact: Michele Long Phone (610) 251-1000 mmlong@triumphgroup.com	Investor Relations Contact: Michael Pici Phone (610) 251-1000 mpici@triumphgroup.com

TRIUMPH GROUP REPORTS SECOND QUARTER FISCAL 2020 RESULTS

Reports Organic Revenue Growth of 13%
Margin Expansion Across All Segments
Maintains Fiscal Year 2020 Guidance including Positive Free Cash Flow

BERWYN, Pa. - November 7, 2019 - Triumph Group, Inc. (NYSE: TGI) (“Triumph” or the “Company”) today reported financial results for its second quarter of fiscal year 2020, which ended September 30, 2019.

Second Quarter Fiscal 2020

•	Net sales of $772.1 million

•	Operating income of $61.0 million with operating margin of 8%; adjusted operating income of $59.1 million with adjusted operating margin of 8%

•	Net income of $42.7 million, or $0.85 per share; adjusted net income of $32.2 million, or $0.64 per diluted share

•	Cash flow used in operations of ($15.6) million, and free cash flow use of ($24.5) million

Outlook for Fiscal 2020

•	Net sales guidance of between $2.8 billion to $2.9 billion

•	GAAP earnings per diluted share of between $1.34 and $2.35

•	Adjusted earnings per diluted share of between $2.35 to $2.95

•	Positive free cash flow of between $0 to $50.0 million
“Triumph Group delivered solid second quarter results, demonstrating momentum as we head into the back half of the year,” stated Daniel J. Crowley, Triumph’s president and chief executive officer. “During our fiscal second quarter, all three of our business segments delivered year-over-year organic growth in net sales. We also drove significant margin expansion in Integrated Systems both sequentially and year-over-year as customers continued to demand our unique value proposition. Product Support and Aerospace Structures also generated year-over-year organic improvement in operating margin.”

Mr. Crowley continued, “Our second quarter cash usage includes seasonal working capital build and we expect to be cash flow positive in the second half of the year. Given our solid first half results and improving operational performance, we remain confident that Triumph is on track to deliver on our full-year commitments and guidance.”
Mr. Crowley concluded, “Triumph is stronger, more focused and predictable as a result of our comprehensive portfolio and operational actions which we expect to generate increased value for our customers and shareholders.”

Second Quarter Fiscal Year 2020 Overview

After accounting for divestitures, sales for the second quarter of fiscal 2020 were up 12.8% organically from the comparable prior year period. Growth was driven by increased volumes on engine and military rotorcraft components, aftermarket accessory services, legacy structures programs and new engineering services.
Second quarter operating income of $61.0 million included a $5.7 million adjustment for Union incentives, ($8.0) million for gain on previous divestitures, ($5.4) million for a legal settlement and $5.8 million of restructuring costs. Net income for the second quarter of fiscal year 2020 was $42.7 million, or $0.85 per share. On an adjusted basis, net income was $32.2 million, or $0.64 per diluted share.
Triumph’s results included the following:

($ millions except EPS)	Pre-tax	After-tax	Diluted EPS
Income from Continuing Operations - GAAP	$54.1	$42.7	$0.85

Gain on sale of assets and businesses	(8.0)	(6.3)	(0.12)
Curtailment gain & settlement, net	(14.4)	(11.4)	(0.22)
Legal settlement gain, net	(5.4)	(4.3)	(0.08)
Union incentives	5.7	4.5	0.09
Refinancing cost	3.0	2.4	0.05
Transformation related costs:
Restructuring costs (cash)	5.8	4.6	0.09

Adjusted Income from Continuing Operations - non-GAAP	$40.8	$32.2	$0.64

The number of shares used in computing diluted earnings per share for the second quarter of 2020 was 50.5 million.

Backlog, excluding the impact of divestitures was flat at $3.7 billion compared to the prior year period and on a sequential basis. This reflects growth in Integrated Systems offset by sunsetting legacy Aerospace Structures programs.
For the six-months ended September 30, 2019, cash flow used in operations was ($11.3) million, reflecting continued investment in ramping programs and liquidation of approximately $40.0 million in prior period advances against current period deliveries.

Outlook

As noted previously, the Boeing 737 MAX program historically has contributed a single-digit percentage of annual revenue. The Company continues to expect the FY20 revenue impact to be less than 2% of sales with similar impacts to operating income and cash. As such, the Company does not anticipate any changes to its guidance and maintains its guidance below.

Based on anticipated aircraft production rates and including the impacts of pending program transfers, the Company continues to expect that net sales for fiscal year 2020 will be approximately $2.8 billion to $2.9 billion.

The Company expects GAAP fiscal year 2020 earnings per diluted share to be $1.34 to $2.35 and adjusted earning per diluted share to be $2.35 to $2.95.

The Company expects fiscal year 2020 cash provided from operations of $50.0 million to $110.0 million, and positive free cash flow of $0 to $50.0 million.

The Company’s current outlook reflects adjustments detailed in the attached tables but excludes the impact of any potential future divestitures.

Conference Call

Triumph Group will hold a conference call today, November 7th, at 8:00 a.m. (ET) to discuss the second quarter fiscal year 2020 results. The conference call will be available live and archived on the Company’s website at http://www.triumphgroup.com. A slide presentation will be included with the audio portion of the webcast, which presentation has been posted on the Company’s website at http://ir.triumphgroup.com/QuarterlyResults. An audio replay will be available from November 7th to November 15th by calling (855) 859-2056 (Domestic) or (404) 537-3406 (International), passcode #5489726.

About Triumph Group

Triumph Group, Inc., headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aerospace and defense systems, components and structures. The company serves the global aviation industry, including original equipment manufacturers and the full spectrum of military and commercial aircraft operators.

More information about Triumph can be found on the Company’s website at www.triumphgroup.com.

Forward Looking Statements

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations of or assumptions about financial and operational performance, revenues, earnings per share, cash flow or use, cost savings and operational efficiencies and organizational restructurings. All forward-looking statements involve risks and uncertainties which could affect the Company’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph Group’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2019.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING PAGES

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
CONDENSED STATEMENTS OF INCOME	2019	2018	2019	2018

Net sales	$772,110	$855,108	$1,502,341	$1,688,008

Cost of sales (excluding depreciation shown below)	622,236	724,474	1,204,469	1,494,688
Selling, general & administrative expenses	66,201	69,551	128,538	151,208
Depreciation & amortization expense	30,219	38,134	74,269	76,945
Restructuring expenses	5,782	11,832	8,746	15,879
Legal settlement, net	(5,400)	—	(5,400)	—
(Gain) loss on sale of assets and businesses	(7,965)	13,118	(4,829)	17,837
Operating income (loss)	61,037	(2,001)	96,548	(68,549)

Interest expense and other	35,400	28,714	62,891	54,206
Non-service defined benefit income	(28,416)	(16,524)	(43,291)	(33,061)
Income tax expense	11,352	485	16,159	1,516

Net income (loss)	$42,701	$(14,676)	$60,789	$(91,210)

Earnings per share - basic:

Net income (loss)	$0.85	$(0.30)	$1.22	$(1.84)

Weighted average common shares outstanding - basic	49,987	49,628	49,927	49,590

Earnings per share - diluted:

Net income (loss)	$0.85	$(0.30)	$1.21	$(1.84)

Weighted average common shares outstanding - diluted	50,460	49,628	50,385	49,590

Dividends declared and paid per common share	$0.04	$0.04	$0.08	$0.08

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data)

BALANCE SHEET	Unaudited	Audited
	September 30,	March 31,
	2019	2019
Assets
Cash and cash equivalents	$24,852	$92,807
Accounts receivable, net	342,306	373,590
Contract assets	300,670	326,667
Inventory, net	454,402	413,560
Prepaid and other current assets	20,854	34,446
Current assets	1,143,084	1,241,070

Property and equipment, net	502,990	543,710
Goodwill	578,916	583,225
Intangible assets, net	405,982	430,954
Other, net	130,831	55,615

Total assets	$2,761,803	$2,854,574

Liabilities & Stockholders' Deficit
Current portion of long-term debt	$7,759	$8,201
Accounts payable	418,706	433,783
Contract liabilities	276,967	293,719
Accrued expenses	221,966	239,572
Current liabilities	925,398	975,275

Long-term debt, less current portion	1,460,774	1,480,620
Accrued pension and post-retirement benefits, noncurrent	554,400	540,479
Deferred income taxes, noncurrent	21,116	6,964
Other noncurrent liabilities	390,939	424,549

Stockholders' Deficit:
Common stock, $.001 par value, 100,000,000 shares authorized, 52,460,920 and 52,460,920 shares issued	52	52
Capital in excess of par value	858,030	867,545
Treasury stock, at cost, 2,386,397 and 2,573,652 shares	(145,496)	(159,154)
Accumulated other comprehensive loss	(565,901)	(487,684)
Accumulated deficit	(737,509)	(794,072)
Total stockholders' deficit	(590,824)	(573,313)

Total liabilities and stockholders' deficit	$2,761,803	$2,854,574

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data)

CASH FLOWS	Six Months Ended September 30,
	2019	2018

Operating Activities
Net income (loss)	$60,789	$(91,210)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation & amortization	74,269	76,945
Amortization of acquired contract liabilities	(39,556)	(34,038)
Loss on divestitures & assets held for sale	(4,829)	17,837
Curtailment and settlement gain, net	(14,373)	—
Other amortization included in interest expense	6,955	4,852
Provision for doubtful accounts receivable	1,140	212
Provision for deferred income taxes	15,159	—
Employee stock compensation	5,290	5,728
Changes in assets and liabilities, excluding the effects of acquisitions/divestitures:
Trade and other receivables	29,436	(4,722)
Contract assets	33,930	6,129
Inventories	(41,807)	(49,981)
Prepaid expenses and other current assets	16,209	5,918
Accounts payable, accrued expenses and contract liabilities	(121,112)	(101,460)
Accrued pension and other postretirement benefits	(32,114)	(37,021)
Other	21	3,632
Net cash used in operating activities	(10,593)	(197,179)
Investing Activities
Capital expenditures	(16,995)	(24,254)
Proceeds from sale of assets	(574)	41,037
Net cash used in investing activities	(17,569)	16,783
Financing Activities
Net increase in revolving credit facility	(147,615)	219,773
Proceeds from issuance of long-term debt and capital leases	546,000	24,700
Repayment of debt and capital lease obligations	(415,447)	(58,823)
Payment of deferred financing costs	(16,275)	(1,922)
Dividends paid	(4,001)	(3,981)
Repurchase of restricted shares for minimum tax obligation	(1,048)	(548)
Net cash (used in) provided by financing activities	(38,386)	179,199
Effect of exchange rate changes on cash	(1,407)	(1,395)
Net change in cash	(67,955)	(2,592)
Cash and equivalents at beginning of period	92,807	35,819
Cash and equivalents at end of period	$24,852	$33,227

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

SEGMENT DATA	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net sales:
Integrated Systems	$285,980	$260,717	$538,206	$501,756
Aerospace Structures	422,579	528,367	841,757	1,060,753
Product Support	67,394	72,199	129,149	138,414
Elimination of inter-segment sales	(3,843)	(6,175)	(6,771)	(12,915)
	$772,110	$855,108	$1,502,341	$1,688,008

Operating income (loss):
Integrated Systems	$51,472	$39,866	$86,244	$75,275
Aerospace Structures	13,608	(22,744)	25,891	(102,331)
Product Support	10,865	11,514	20,142	19,183
Corporate	(12,044)	(27,371)	(30,439)	(54,948)
Share-based compensation expense	(2,864)	(3,266)	(5,290)	(5,728)
	$61,037	$(2,001)	$96,548	$(68,549)

Operating Margin %
Integrated Systems	18.0%	15.3%	16.0%	15.0%
Aerospace Structures	3.2%	(4.3)%	3.1%	(9.6)%
Product Support	16.1%	15.9%	15.6%	13.9%
Consolidated	7.9%	(0.2)%	6.4%	(4.1)%

Depreciation and amortization:
Integrated Systems	$6,983	$7,384	$14,050	$14,939
Aerospace Structures	21,285	28,294	56,344	57,214
Product Support	1,099	1,664	2,189	3,334
Corporate	852	792	1,686	1,458
	$30,219	$38,134	$74,269	$76,945

Amortization of acquired contract liabilities:
Integrated Systems	$(9,624)	$(8,768)	$(17,749)	$(17,617)
Aerospace Structures	(12,992)	(8,036)	(21,807)	(16,421)
	$(22,616)	$(16,804)	$(39,556)	$(34,038)

Capital expenditures:
Integrated Systems	$3,909	$3,828	$6,760	$5,437
Aerospace Structures	4,032	7,077	8,005	17,215
Product Support	633	671	1,666	1,019
Corporate	331	478	564	583
	$8,905	$12,054	$16,995	$24,254

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures

We prepare and publicly release quarterly unaudited financial statements prepared in accordance with GAAP. In accordance with Securities and Exchange Commission (the “SEC”) guidance on Compliance and Disclosure Interpretations, we also disclose and discuss certain non-GAAP financial measures in our public releases. Currently, the non-GAAP financial measure that we disclose is Adjusted EBITDA and Adjusted EBITDAP, which is our net income before interest, income taxes, amortization of acquired contract liabilities, curtailments, settlements and early retirement incentives, legal settlements, depreciation and amortization and Adjusted EBITDA, less pension & other postretirement benefits. We disclose Adjusted EBITDA and Adjusted EBITDAP on a consolidated and Adjusted EBITDAP an operating segment basis in our earnings releases, investor conference calls and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations to our previously reported results of operations.

We view Adjusted EBITDA and Adjusted EBITDAP as operating performance measure and as such we believe that the GAAP financial measure most directly comparable to it is net income. In calculating Adjusted EBITDA and Adjusted EBITDAP, we exclude from net income the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. Adjusted EBITDA and Adjusted EBITDAP are not measurements of financial performance under GAAP and should not be considered as a measure of liquidity, as an alternative to net income (loss), income from continuing operations, or as an indicator of any other measure of performance derived in accordance with GAAP. Investors and potential investors in our securities should not rely on Adjusted EBITDA or Adjusted EBITDAP as substitutes for any GAAP financial measure, including net income (loss) or income from continuing operations. In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of Adjusted EBITDA and Adjusted EBITDAP to net income set forth below, in our earnings releases and in other filings with the SEC and to carefully review the GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the GAAP financial information with our Adjusted EBITDA and Adjusted EBITDAP.

Adjusted EBITDA and Adjusted EBITDAP is used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We have spent more than 20 years expanding our product and service capabilities partially through acquisitions of complementary businesses. Due to the expansion of our operations, which included acquisitions, our net income has included significant charges for depreciation and amortization. Adjusted EBITDA and Adjusted EBITDAP exclude these charges and provides meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosure of Adjusted EBITDA and Adjusted EBITDAP helps investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA and Adjusted EBITDAP is a measure of our ongoing operating performance because the isolation of non-cash income and expenses, such as amortization of acquired contract liabilities, depreciation and amortization, and non-operating items, such as interest and income taxes, provides additional information about our cost structure, and, over time, helps track our operating progress. In addition, investors, securities analysts and others have regularly relied on Adjusted EBITDA and Adjusted EBITDAP to provide a financial measure by which to compare our operating performance against that of other companies in our industry.

Set forth below are descriptions of the financial items that have been excluded from our net income to calculate Adjusted EBITDA and Adjusted EBITDAP and the material limitations associated with using this non-GAAP financial measure as compared to net income:

•
Divestitures may be useful for investors to consider because they reflect gains or losses from sale of operating units. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

(Continued)
FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

•
Legal settlements may be useful to investors to consider because they reflect gains or losses from disputes with third parties. We do not believe that these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•
Non-service defined benefit income (inclusive of the adoption of ASU 2017-07) may be useful to investors to consider because they represent the cost of post retirement benefits to plan participants, net of the assumption of returns on the plan's assets and are not indicative of the cash paid for such benefits. We do not believe these earnings (expenses) necessarily reflect the current and ongoing cash earnings related to our operations.

•
Amortization of acquired contract liabilities may be useful for investors to consider because it represents the non-cash earnings on the fair value of below market contracts acquired through acquisitions. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•
Amortization expenses may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of product rights and licenses. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
Depreciation may be useful for investors to consider because they generally represent the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
The amount of interest expense and other we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other to be a representative component of the day-to-day operating performance of our business.

•
Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business. However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business.

(Continued)
FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

The following table shows our Adjusted EBITDA and Adjusted EBITDAP reconciled to our net income for the indicated periods (in thousands):

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (Adjusted EBITDAP):
Net Income (Loss)	$42,701	$(14,676)	$60,789	$(91,210)

Add-back:
Income tax expense	11,352	485	16,159	1,516
Interest expense and other	35,400	28,714	62,891	54,206
Curtailment gain & special termination, net	(14,373)	—	(14,373)	—
Union represented employee incentives	5,671	—	5,671	—
(Gain) loss on sales of assets and businesses	(7,965)	13,118	(4,829)	17,837
Legal settlement gain, net	(5,400)	—	(5,400)	—
Adoption of ASU 2017-07	—	—	—	87,241
Amortization of acquired contract liabilities	(22,616)	(16,804)	(39,556)	(34,038)
Depreciation and amortization	30,219	38,134	74,269	76,945

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$74,989	$48,971	$155,621	$112,497

Non-service defined benefit income (excluding settlements)	(14,043)	(16,524)	(28,918)	(33,061)

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$60,946	$32,447	$126,703	$79,436

Net Sales	$772,110	$855,108	$1,502,341	$1,688,008

Net Income (Loss) Margin	5.5%	(1.7)%	4.0%	(5.4)%

Adjusted EBITDAP Margin	8.1%	3.9%	8.7%	4.8%

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended September 30, 2019
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Integrated Systems	Aerospace Structures	Product Support	Corporate/Eliminations*

Net Income	$42,701

Add-back:
Non-service defined benefit income	(28,416)
Income tax expense	11,352
Interest expense and other	35,400

Operating Income (Loss)	$61,037	$51,472	$13,608	$10,865	$(14,908)
(Gain) loss on sales of assets & businesses	(7,965)	—	(10,121)	—	2,156
Legal settlement gain, net	(5,400)	—	—	—	(5,400)
Union represented employee incentives	5,671	—	5,671	—	—
Amortization of acquired contract liabilities	(22,616)	(9,624)	(12,992)	—	—
Depreciation and amortization	30,219	6,983	21,285	1,099	852

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$60,946	$48,831	$17,451	$11,964	$(17,300)

Net Sales	$772,110	$285,980	$422,579	$67,394	$(3,843)

Adjusted EBITDAP Margin	8.1%	17.7%	4.3%	17.8%	n/a

	Six Months Ended September 30, 2019
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Integrated Systems	Aerospace Structures	Product Support	Corporate/Eliminations*

Net Income	$60,789

Add-back:
Non-service defined benefit income	(43,291)
Income tax expense	16,159
Interest expense and other	62,891

Operating Income (Loss)	$96,548	$86,244	$25,891	$20,142	$(35,729)
(Gain) loss on sales of assets & businesses	(4,829)	—	(10,121)	—	5,292
Legal settlement gain, net	(5,400)	—	—	—	(5,400)
Union represented employee incentives	5,671	—	5,671	—	—
Amortization of acquired contract liabilities	(39,556)	(17,749)	(21,807)	—	—
Depreciation and amortization	74,269	14,050	56,344	2,189	1,686

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$126,703	$82,545	$55,978	$22,331	$(34,151)

Net Sales	$1,502,341	$538,206	$841,757	$129,149	$(6,771)

Adjusted EBITDAP Margin	8.7%	15.9%	6.8%	17.3%	n/a

	Three Months Ended September 30, 2018
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Integrated Systems	Aerospace Structures	Product Support	Corporate/Eliminations*

Net Loss	$(14,676)

Add-back:
Non-service defined benefit income	(16,524)
Income Tax Expense	485
Interest Expense and Other	28,714

Operating (Loss) Income	$(2,001)	$39,866	$(22,744)	$11,514	$(30,637)
(Gain) loss on sales of assets & businesses	13,118	—	—	—	13,118
Amortization of acquired contract liabilities	(16,804)	(8,768)	(8,036)	—	—
Depreciation and amortization	38,134	7,384	28,294	1,664	792

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$32,447	$38,482	$(2,486)	$13,178	$(16,727)

Net Sales	$855,108	$260,717	$528,367	$72,199	$(6,175)

Adjusted EBITDAP Margin	3.9%	15.3%	(0.5)%	18.3%	n/a

	Six Months Ended September 30, 2018
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Integrated Systems	Aerospace Structures	Product Support	Corporate/Eliminations*

Net Loss	$(91,210)

Add-back:
Non-service defined benefit income	(33,061)
Income Tax Expense	1,516
Interest Expense and Other	54,206

Operating (Loss) Income	$(68,549)	$75,275	$(102,331)	$19,183	$(60,676)
(Gain) loss on sales of assets & businesses	17,837	—	—	—	17,837
Adoption of ASU 2017-07	87,241	—	87,241	—	—
Amortization of acquired contract liabilities	(34,038)	(17,617)	(16,421)	—	—
Depreciation and amortization	76,945	14,939	57,214	3,334	1,458

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$79,436	$72,597	$25,703	$22,517	$(41,381)

Net Sales	$1,688,008	$501,756	$1,060,753	$138,414	$(12,915)

Adjusted EBITDAP Margin	4.8%	15.0%	2.5%	16.3%	n/a
* Operating loss at Corporate includes share-based compensation expense.

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations per diluted share, before non-recurring costs have been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP. The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs.

	Three Months Ended
	September 30, 2019
	Pre-Tax	After-Tax	Diluted EPS
Income from Continuing Operations - GAAP	$54,053	$42,701	$0.85
Adjustments:
(Gain) loss on sale of assets and businesses	(7,965)	(6,292)	(0.12)
Curtailment gain & special termination, net	(14,373)	(11,355)	(0.23)
Legal settlement gain, net	(5,400)	(4,266)	(0.08)
Union incentives	5,671	4,480	0.09
Restructuring costs	5,782	4,568	0.09
Refinancing cost	3,030	2,394	0.05
Adjusted Income from Continuing Operations - non-GAAP	$40,798	$32,230	$0.64

	Six Months Ended
	September 30, 2019
	Pre-Tax	After-Tax	Diluted EPS	FY20 EPS Guidance Range
Income from Continuing Operations - GAAP	$76,948	$60,789	$1.21	$1.34 - $2.35
Adjustments:
(Gain) loss on sale of assets and businesses	(4,829)	(3,815)	(0.08)	0.69 - 1.09
Curtailment gain & special termination, net	(14,373)	(11,355)	(0.23)	(0.23)
Legal settlement gain, net	(5,400)	(4,266)	(0.08)	(0.13) - (0.14)
Union incentives	5,671	4,480	0.09	0.09
Restructuring costs	8,746	6,909	0.14	0.14
Refinancing cost	3,030	2,394	0.05	0.05
Adjusted Income from Continuing Operations - non-GAAP	$69,793	$55,136	$1.09	$2.35 - $2.95

	Three Months Ended
	September 30, 2018
	Pre-Tax	After-Tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(14,191)	$(14,676)	$(0.30)
Adjustments:
(Gain) loss on sale of assets and businesses	13,118	13,118	0.26
Global 7500 forward loss charge	19,926	17,621	0.35
Reduction of prior Gulfstream forward loss	(7,624)	(6,742)	(0.14)
Restructuring costs	11,832	9,821	0.20
Refinancing costs	1,281	1,063	0.02
Adjusted Income from Continuing Operations - non-GAAP	$24,342	$20,205	$0.40

	Six Months Ended
	September 30, 2018
	Pre-Tax	After-Tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(89,694)	$(91,210)	$(1.84)
Adjustments:
Adoption of ASU 2017-07	87,241	85,474	1.71
(Gain) loss on sale of assets and businesses	17,837	17,837	0.36
Global 7500 forward loss charge	19,926	17,621	0.35
Reduction of prior Gulfstream forward loss	(7,624)	(6,742)	(0.14)
Restructuring costs	15,879	13,180	0.26
Refinancing costs	1,281	1,063	0.02
Adjusted Income from Continuing Operations - non-GAAP	$44,846	$37,222	$0.75

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted Operating Income is defined as GAAP Operating Income, less expenses/gains associated with the Company's transformation, such as restructuring expenses, gains/losses on divestitures, defined benefit plan gains/losses from curtailments, settlements, etc; impairments of goodwill and other assets. Management believes that this is useful in evaluating operating performance, but this measure should not be used in isolation. The following table reconciles our Operating income to Adjusted Operating income as noted above.

	Three Months Ended		Six Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Operating Income - GAAP	$61,037	(2,001)	$96,548	$(68,549)

Adjustments:
Adoption of ASU 2017-07	—	—	—	87,241
(Gain) Loss on sale of assets and businesses	(7,965)	13,118	(4,829)	17,837
Global 7500 forward loss charge	—	19,926	—	19,926
Reduction of prior Gulfstream forward loss	—	(7,624)	—	(7,624)
Restructuring costs	5,782	11,832	8,746	15,879
Legal settlement gain, net	(5,400)	—	(5,400)	—
Union incentives	5,671	—	5,671	—
Adjusted Operating Income - non-GAAP	$59,125	$35,251	$100,736	$64,710

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

Cash provided by operations, is provided for consistency and comparability. We also use free cash flow as a key factor in planning for and consideration of strategic acquisitions and the repayment of debt. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The following table reconciles cash provided by operations to free cash flow.

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Cash flow used in operations	$(15,611)	$(131,464)	$(10,593)	$(197,179)
Less:
Capital expenditures	(8,905)	(12,054)	(16,995)	(24,254)
Free cash use	$(24,516)	$(143,518)	$(27,588)	$(221,433)

The Company provides cash flow guidance on non-GAAP basis adjusting capital expenditures from cash from operations to arrive at free cash flow. The following table reconciles cash from operations on a GAAP basis to free cash flow guidance.

FY19 Cash Flow Guidance Range
Cash flow from operations	$50,000 - $110,000
Less:
Capital expenditures	$50,000 - $60,000
Free cash flow	$0 - $50,000